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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

     SEEC, Inc., a Pennsylvania company, has no parent. The Company owns directly all the voting securities of the following subsidiaries:

                                                       JURISDICTION UNDER
                                                          THE LAWS OF
                NAME OF COMPANY                         WHICH ORGANIZED
------------------------------------------------  ----------------------------
SEEC Technologies Asia Private Limited            India
SEEC Europe Limited                               England and Wales
SEEC Holdings, Inc.                               Delaware